UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 13, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 8.01 Other Events.
On May 13, 2024, Applied Digital Corporation (the “Company”) announced the formation of a new wholly-owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), and the appointment of Wes Cummins, Chief Executive Officer of the Company, and Richard Nottenburg, a member of the Company’s Board of Directors, to the Board of Directors of Applied Digital Cloud. Richard Nottenburg will serve as the chairman. Applied Digital Cloud owns all of the business that was formally known as SAI Computing LLC and will operate the Company’s Cloud services business.
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	May 13, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer